Exhibit T3A.69

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF ORGANIZATION

OF

ASHEVILLE, LLC

the original of which was filed in this office on the 2nd day of December, 1997.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 2nd day of December, 1997.
Secretary of State

973359065	State of North Carolina Department of the Secretary of State LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION	FILED Effective DEC 02 1997 Elaine Marshall Secretary of State North Carolina

Pursuant to §57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these.

Articles of Organization for the purpose of forming a limited liability company.

1.	The name of the limited liability company is: Asheville, LLC

2.	The latest date on which the limited liability company is to dissolve is: December 31, 2050

3.	The name and address of each organizer executing these articles of organization is as follows (at least two persons must execute this document; attach additional pages if necessary):

Jeffery V. Curry	Jill Price
Suite 103, One Park Place	Suite 103, One Park Place
6148 Lee Highway	6148 Lee Highway
Chattanooga, Tennessee 37421	Chattanooga, Tennessee 37421

4.	The street address and county of the initial registered office of the limited liability company is:

Number and Street 225 Hillsborough Street

City, State, Zip Code Raleigh, North Carolina 27603             County Wake

5.	The mailing address if different from the street address of the initial registered office is: N/A

6.	The name of the initial registered agent is: C T Corporation System

7.	Check one of the following:

☒	(i) Member-managed LLC: all of the members by virtue of their status as members shall be managers of this limited liability company.

☐	(ii) Manager-managed LLC: except as provided by N.C.G.S. §57C-3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

8.	Any other provisions which the limited liability company elects to include are attached.

9.	These articles will be effective upon filing, unless a date and/or time is specified:

This the 25th day of November, 1997

/s/ Jeffery V. Curry	/s/ Jill Price
Signature Jeffery V. Curry, Organizer	Signature Jill Price, Organizer
Type or Print Name and Title	Type or Print Name and Title

NOTES:

1. Filing fee is $100. This document and one exact or conformed copy of these articles must be filed with the Secretary of State.

CORPORATIONS DIVISION	300 N. SALISBURY STREET	RALEIGH, NC 27603-5909

(N.C. LI:C 3310 - 10/7/93)